GLOBAL HEALTH VENTURES INC.

1517 West 58th Avenue

Vancouver, BC V6P 1W6

Telephone: 604-761-7371

VANCOUVER, CANADA – January 20, 2009 – Global Health Ventures Inc. (OTCBB: GHLV) is pleased to announce it has completed a private placement of 2,000,000 units at a price of US$0.25 per unit for gross proceeds of US$500,000. Each unit consists of one common and one share purchase warrant. Each whole share purchase warrant is exercisable into one additional common share of the company at a price of US$0.40 per share until January 20, 2011.

The shares and warrants issued in the private placement were not and will not be registered under the United States Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of United States Securities Act of 1933.

On behalf of the Board of Directors,

Global Health Ventures Inc.

Hassan Salari

President and Director

For more information contact:

Hassan Salari

Tel: 604-761-7371